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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 25, 2006

                          WESTWOOD HOLDINGS GROUP, INC.
               (Exact name of registrant as specified in charter)

           Delaware                   001-31234                 75-2969997
 (State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)

                         200 Crescent Court, Suite 1200
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 (214) 756-6900
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01:    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 25, 2006, Westwood Holdings Group, Inc. (the "Company") entered into a Restricted Stock Agreement with each of Brian O. Casey, the Company's chief executive officer, and Susan M. Byrne, the Company's chief investment officer. The Restricted Stock Agreements provide for the grant of 100,000 shares of restricted common stock to Mr. Casey and 300,000 shares of restricted common stock ("Restricted Stock") to Ms. Byrne, which shares of Restricted Stock are subject to vesting on an annual pro rata basis over a period of four years and six years, respectively. The material terms of the performance goals relating to the vesting of shares of Restricted Stock, which were approved by the Company's stockholders, include provisions for vesting in the 2006 fiscal year in the event that the Company's "adjusted pre-tax income" increases 10% or more over the Company's 2005 fiscal year. In each subsequent vesting year, the performance goal for further vesting of shares of Restricted Stock will be determined by the Company's Compensation Committee and established no later than ninety (90) days after the commencement of such fiscal year. Performance goals will in all events be based upon the Company's adjusted pre-tax income. If, in any year during the vesting period, the performance goal is not met, the Compensation Committee may establish a goal for a subsequent vesting period, which, if achieved or exceeded, may result in full or partial vesting of the shares of Restricted Stock that did not otherwise become vested in a prior year.

         Under the terms of the Restricted Stock Agreements, "adjusted pre-tax income" is determined based on the Company's audited financial statements as the Company's income before income tax, increased by (i) the expense incurred for the year for the Annual Incentive Awards to the chief executive officer and chief investment officer (as defined below), (ii) the expense incurred for the year for the Restricted Stock awards to the chief executive officer and chief investment officer and (iii) the expense incurred for the year for incentive compensation for all of the Company's other employees. Upon the termination of employment of Mr. Casey or Ms. Byrne, as the case may be, any shares of Restricted Stock that have not vested shall be forfeited, except in the event of death (in which case all shares of Restricted Stock shall vest) and except as may be provided in the employment agreement of Mr. Casey or Ms. Byrne (as the case may be).

         The Compensation Committee and the Company's stockholders have also approved performance-based annual incentive awards (the "Annual Incentive Awards") for the Company's chief executive officer and the chief investment officer for the 2006 fiscal year and for subsequent fiscal years until revised by the Compensation Committee. The chief executive officer's Annual Incentive Award will equal not more than 3% of the Company's adjusted pre-tax income (as defined above), and the chief investment officer's Annual Incentive Award will equal not more than 8% of the Company's adjusted pre-tax income (subject to the Compensation Committee's discretion to reduce the awards to less than the formula amounts).

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit       Description
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10.1          Restricted Stock Agreement dated May 25, 2006 between the Company and Brian O. Casey

10.2 Restricted Stock Agreement dated May 25, 2006 between the Company and Susan M. Byrne

10.3 Performance-Based Annual Incentive Awards for Chief Executive Officer and Chief Investment Officer

10.4 Form of Restricted Stock Agreement Under the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 26, 2006

                                            WESTWOOD HOLDINGS GROUP, INC.

                                            By:  /s/ William R. Hardcastle, Jr.
                                                 -------------------------------
                                                 William R. Hardcastle, Jr.
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit       Description
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10.1          Restricted Stock Agreement dated May 25, 2006 between the Company and Brian O. Casey

10.2 Restricted Stock Agreement dated May 25, 2006 between the Company and Susan M. Byrne

10.3 Performance-Based Annual Incentive Awards for Chief Executive Officer and Chief Investment Officer

10.4 Form of Restricted Stock Agreement Under the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan